Certain personally identifiable information (as indicated by “[***]”) has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Exhibit 10.2

TERM NOTE
(Actual Balance Interest Accrual Method)
New York
March 1, 2021    $3,720,000.00

BORROWER (Name): IEC ELECTRONICS CORP.
(Organizational Structure): corporation
(State Law organized under): Delaware
(Address of residence/chief executive office): 105 Norton Street, Newark, New York 14513

BANK:    MANUFACTURERS AND TRADERS TRUST COMPANY (a/k/a M&T BANK), a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, NY 14203. Attention: Office of the General Counsel.

Promise to Pay. For value received, intending to be legally bound, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of THREE MILLION SEVEN HUNDRED TWENTY THOUSAND AND NO/100 Dollars ($3,720,000.00) (the “Principal Amount”) plus interest as agreed below, all payments required by the Bank to fund any escrow accounts for the payment of taxes, insurance and/or other charges (collectively, “Escrow”), and all fees and costs (including without limitation attorneys’ fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

Interest. The unpaid Principal Amount of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), from and including the date the proceeds of this Note are disbursed to, but not including, the date all amounts hereunder are paid in full, as follows:

i.LIBOR Rate Loans. Interest shall accrue each day on any LIBOR Rate Loan, from and including the date hereof to, but not including, the date such LIBOR Rate Loan is paid in full (or converts to a Base Rate Loan), at the LIBOR Rate in effect for that day. The applicable LIBOR Rate shall be determined each day using LIBOR in effect for that day, which, if such day is not a London Business Day, shall have been fixed on the nearest preceding London Business Day.

ii.Base Rate Loans. Interest shall accrue each day on any Base Rate Loan, from and including the first day a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full (or converts to a LIBOR Rate Loan), at a rate per annum equal to the Base Rate in effect each day. Any change in the Base Rate shall be effective on the date of such change.

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower, without interest.

Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased to five (5) percentage points per year above the otherwise applicable rate per year, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

Payments. Payments shall be made in immediately available United States funds at any banking office of the Bank.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank, Borrower hereby authorizes the Bank to debit Borrower’s deposit account [***] with the Bank automatically for any amount which becomes due under this Note.

Interest Accrual; Application of Payments. Interest will continue to accrue on the actual principal balance outstanding until the Principal Amount is paid in full. All installment payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Bank, but, prior to an Event of Default, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to Escrow, then to late charges and other fees, and then to all other Expenses.

“Base Rate” shall have the meaning set forth in the Credit Agreement (as hereinafter defined).

    1    ©M&T Bank, 2020

“Base Rate Loan” shall mean a Loan that accrues interest at the Base Rate.

“LIBOR Rate” shall mean the rate per annum equal to:

two and sixty-five hundredths percentage points (2.65%) above one-month LIBOR, adjusting daily. See attached LIBOR Rate Rider, the terms of which are incorporated herein by reference, for definitions and additional provisions.

“LIBOR Rate Loan” shall mean a Loan that accrues interest at a LIBOR Rate, as determined by the Bank.

“Loan” shall mean the advance of funds made to Borrower by the Bank pursuant to this Note.

“London Business Day” shall mean any day on which dealings in United States dollar deposits are carried on by banking institutions in the London interbank market.

“Payment Due Date” shall mean the first day of the applicable calendar month. If there is no numerically corresponding calendar day in a particular month, the Payment Due Date shall be the last calendar day of such month); provided, however, to the extent, if at all, that a LIBOR-based interest rate is applicable, if in any applicable month the day identified above is not a Joint Business Day, the Payment Due Date shall be extended to the next succeeding Joint Business Day unless such next succeeding Joint Business Day would fall in the next calendar month, in which case such Payment Due Date shall be the immediately preceding Joint Business Day, so as to, in all instances, coincide with the end of the applicable Interest Period. See attached LIBOR Rate Rider, the terms of which are incorporated herein by reference, for definitions and additional provisions.

The “First Installment Payment Date” shall be the Payment Due Date in the month of April, 2021.

The “Maturity Date” of this Note is the Payment Due Date in the month of March, 2026.

Repayment Terms.

☐ Borrower shall pay to the Bank the entire Principal Amount on the Maturity Date. In addition, until the outstanding Principal Amount is paid in full, Borrower shall pay to the Bank all accrued and unpaid interest, in amounts that may vary, on the Payment Due Date of [each month][every third month] beginning on the First Installment Payment Date, or as otherwise invoiced by the Bank.

OR

☒ Borrower shall pay to the Bank the Principal Amount and interest owing pursuant to this Note in installments as follows:

(i) One (1) payment of interest only (“Interim Interest”) due and payable on the date of this Note in an amount equal to the interest that is scheduled to accrue from the date of this Note to (but not including) the next succeeding Payment Due Date, unless the date of this Note is a Payment Due Date, in which case no Interim Interest shall be collected on the date of this Note; and

(ii)

☒ LIBOR Rate P+I: fifty-nine (59) consecutive monthly (corresponding to the duration of the applicable Interest Period; see attached LIBOR Rate Rider) installments of principal each in the amount of $20,666, together with an equal number of installments of interest payable in arrears in amounts that may vary, due and payable on the First Installment Payment Date and each applicable Payment Due Date thereafter, and

☐ [Prime Rate P+I] ____________ consecutive monthly installments of principal [each in the amount of $___________________] [as provided for on the attached schedule], together with an equal number of installments of interest payable in arrears in amounts that may vary, due and payable on the First Installment Payment Date and each Payment Due Date thereafter, and

☐ [P&I] ____________ consecutive level monthly installments consisting of both principal and interest, each in the amount of $__________________, due and payable on the First Installment Payment Date and each Payment Due Date thereafter, and

(iii) ONE (1) FINAL INSTALLMENT, due and payable on the Maturity Date, in an amount equal to the outstanding Principal Amount, together with all other amounts outstanding hereunder, including, without limitation, accrued interest, costs and expenses.

The amortization period for this loan is fifteen (15) years, meaning that this is the approximate number of years that would be needed to repay the Principal Amount in full, based on the installment amount and payment frequency stated above. The amortization period may be longer than the term of this loan and shall not compromise the enforceability of the Maturity

    2    ©M&T Bank, 2020

Date. To the extent, if at all, that (i) the repayment terms of this Note contemplate level installments of principal and interest during any period in which the applicable interest rate is a variable rate (“Variable Rate P&I Period”), and (ii) during any such Variable Rate P&I Period, the applicable interest rate changes in accordance with the terms of this Note, the Bank may, but shall be under no obligation to, recalculate and adjust at any time the installment amount due and payable to the Bank, so as to appropriately reamortize the unpaid Principal Amount, as of the date of such adjustment through the Maturity Date (or such other date as may be provided for herein). Borrower understands that non-adjustment of the installment amount as described herein could result in a greater portion of the unadjusted installment amount being applied to interest due, leaving less available to reduce the Principal Amount balance, resulting in a higher than expected Principal Amount balance due and payable to the Bank on the Maturity Date. Absent manifest error, the Bank’s determination of any amount due in connection herewith shall be conclusive.

Late Charge. If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or any other agreement executed and delivered to the Bank in connection with this Note, including, without limitation, any Escrow payment due and owing, Borrower shall immediately pay to the Bank a late charge equal to the greatest of (a) $50.00, (b) five percent (5%) of the delinquent amount or (c) the Bank’s then current late charge as announced from time to time. Notwithstanding the above, if this Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date.

Prepayment Premium. During the term of this Note, Borrower shall have the option of paying the Principal Amount to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time in accordance with that certain Sixth Amended and Restated Credit Facility Agreement by and between Borrower and the Bank dated as of June 4, 2020, as amended from time to time (the “Credit Agreement”).

Representations, Warranties and Covenants. Borrower represents and warrants to and agrees and covenants with the Bank that now and until this Note is paid in full:

a.    Business Purpose. The Loan proceeds shall be used only for a business purpose and not for any personal, family or household purpose.

b.    Good Standing; Authority. Borrower is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

c.    Legality. The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower’s purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower’s certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

d.    Compliance. The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the “Approvals”) necessary to the conduct of Borrower’s business and for Borrower’s due issuance of this Note have been duly obtained and are in full force and effect. The Borrower is in compliance with all conditions of each Approval.

e.    Financial and Other Information. Borrower shall comply in all respects with Section 6.1 and Article 8 of the Credit Agreement.

f.    Accounting; Tax Returns and Payment of Claims. Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as set forth in the Credit Agreement, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

g.    Title to Assets; Insurance. Borrower has good and marketable title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to this Note or pursuant to the Bank’s prior written consent. Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker’s compensation and business interruption insurance and flood hazard insurance as required.

h.    Judgments and Litigation. Except as set forth in the Credit Agreement, there is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (each an “Action”) which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any related document or transaction. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

i.    Borrower Notices. Borrower shall comply in all respects with Section 6.6 of the Credit Agreement.

j.    No Transfer of Assets. Except as otherwise set forth in the Credit Agreement, until this Note is paid in full, Borrower shall not without the prior written consent of the Bank (i) sell or otherwise dispose of substantially all of its assets, (ii) acquire

    3    ©M&T Bank, 2020

substantially all of the assets of another entity, (iii) if it is a corporation, participate in any merger, consolidation or other absorption or (iv) agree to do any of these things.

k.    Further Assurances. The Borrower shall, and shall cause its affiliates to take such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request from time to time to effectuate the purposes and intent of the transaction(s) contemplated hereby, including, without limitation, causing any affiliate, entity or series of entities it may create hereafter through merger, division or otherwise, to execute agreements, in form and substance acceptable to Bank, (i) assuming or guarantying the Borrower’s obligations under this Note and all related agreements and (ii) pledging assets to the Bank to the same extent as the Borrower.

Events of Default. The following constitute an event of default (“Event of Default”): (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of the amounts due under this Note, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration; or (ii) an “Event of Default” under the Credit Agreement.

Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise any and all rights and remedies as set forth in Section 10.2 of the Credit Agreement.

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or otherwise owing by the Bank in any capacity to Borrower or any Guarantor or endorser of this Note. Such setoff shall be deemed to have been exercised immediately at the time the Bank elects to do so.

USA PATRIOT Act Notice. Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Miscellaneous. This Note, together with any related loan and collateral agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate. This is the Mortgage Secured Term Loan Note referred to in the Credit Agreement, and evidences the Mortgage Secured Term Loan made thereunder. To the extent not set forth herein, this Note shall be governed by the terms and conditions of the Credit Agreement.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations that become due under this Note and the term “Borrower” shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN MONROE COUNTY, NEW YORK AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

    4    ©M&T Bank, 2020

Waiver of Jury Trial. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Amended and Restated Note. The Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not in payment of, a prior note dated on or about ____________, ____, in the original principal amount of $__________, given by Borrower in favor of the Bank (or its predecessor-in-interest), as the same may have been amended or modified from time to time (“Prior Note”), and further, that: (a) the obligations of the Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower's obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower's obligations to the Bank under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

[NO FURTHER TEXT; SIGNATURE PAGE FOLLOWS]

    5    ©M&T Bank, 2020

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the provisions relating to Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

IEC ELECTRONICS CORP.

By: /s/ Thomas L. Barbato

Name: Thomas L. Barbato

Title: Chief Financial Officer

ACKNOWLEDGMENT

STATE OF NEW YORK             )
                             : SS.
COUNTY OF                      )

On the _________ day of February in the year 2021, before me, the undersigned, a Notary Public in and for said State, personally appeared __________ __________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

FOR BANK USE ONLY

Authorization Confirmed:
Disbursement of Funds:
Credit A/C	#	Off Ck	#	Payoff Obligation	#
	$		$		$

    6    ©M&T Bank, 2020

LIBOR RATE RIDER
(For Actual Balance Promissory Notes)

Borrower: IEC ELECTRONICS CORP, a Delaware corporation

Promissory Note Original Principal Amount: $3,720,000.00

Promissory Note Date: March 1, 2021

DEFINITIONS. The above-referenced Promissory Note is referred to herein as the “Note”. As used in the Note and this Rider, each capitalized term shall have the meaning specified in the Note, and the following terms shall have the indicated meanings:

a.    “Interest Period” shall mean, as used in connection with a non-daily adjusting LIBOR Rate, the period commencing on the date of this Note or any Rate Adjustment Date (as the case may be) and ending on, as applicable, the next succeeding Payment Due Date or the Payment Due Date of the calendar month that is one (1) or three (3) months thereafter (as applicable in accordance with the LIBOR Rate in effect); provided, however, that if an Interest Period would end on a day that is not a Joint Business Day, such Interest Period shall be extended to the next succeeding Joint Business Day unless such next succeeding Joint Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Joint Business Day. To the extent that the preceding clause results in either the extension or shortening of an Interest Period, the Bank shall have the right (but not the obligation) to shorten or extend, respectively, the succeeding Interest Period so that it shall end on a day that numerically corresponds to the intended Payment Due Date indicated in the Note.
b.    “Joint Business Day” shall mean a day that is both a New York Business Day and a London Business Day.
c.     “LIBOR” shall mean the greater of: (1) one percent (1%) or (2) the rate per annum (rounded upward to the nearest 1/16th of 1%) obtained by dividing (i) the one- month interest period London Interbank Offered Rate (as applicable in accordance with the LIBOR Rate in effect) as set and administered by ICE Benchmark Administration Limited (or such other administrator of LIBOR, as may be duly authorized by the UK Financial Conduct Authority or such other proper authority from time to time) for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR-based loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States residents) on such date to any member bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank’s sole discretion.
d.     “New York Business Day” shall mean any day other than Saturday, Sunday or other day in which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.
e.    “One-Month LIBOR” shall mean LIBOR as fixed for a one-month interest period.
f.    “Rate Adjustment Date” shall mean each London Business Day.

    © M&T Bank, 2020

ADDITIONAL PROVISIONS:

Disclosure Regarding the Availability of LIBOR. Borrower acknowledges and understands that (i) the London Interbank Offered Rate (defined above as the “Index”), which is used to calculate LIBOR for purposes of this Note, is established, issued and regulated by third parties, and that its continuing existence and ongoing viability as a source and basis for establishing contractual interest rates is entirely outside the control of the Bank, (ii) regulatory agencies in the United States and worldwide have advised that the Index may be discontinued after 2021, or possibly sooner, (iii) in order to address the possibility of a discontinuance of the Index, the Credit Agreement includes provisions that contemplate the replacement of the Index as a basis for establishing the applicable interest rate for the loan(s) evidenced hereby, and (iv) should the actual discontinuance of the Index occur, any replacement index may be materially different than the Index, and necessitate substantive changes to the manner in which the applicable interest rate for the loan(s) evidenced hereby is calculated and applied. Notwithstanding the above, Borrower has knowingly and voluntarily requested and/or accepted utilization of the Index for all purposes provided for herein, accepting any inherent risks associated with such utilization and any subsequent discontinuance of the Index, and hereby waives any claims or defenses against the Bank in connection therewith.

Interest Rate Determinations and Adjustments.

    To the extent a daily-adjusting LIBOR Rate is in effect, the LIBOR Rate shall be determined using the One-Month LIBOR in effect on the date of the Note (or if such day is not a London Business Day, on the immediately preceding London Business Day), and shall be adjusted thereafter on each subsequent Rate Adjustment Date using the One-Month LIBOR in effect on each respective Rate Adjustment Date.

    To the extent a monthly-adjusting LIBOR Rate (i.e., a LIBOR Rate adjusting each month) or a quarterly-adjusting LIBOR Rate (i.e., a LIBOR Rate adjusting every three (3) months) is in effect, the initial LIBOR Rate shall be determined using the applicable LIBOR in effect two (2) London Business Days prior to the date of the Note (or two (2) London Business Days prior to the Amortization Commencement Date, as applicable), and shall be adjusted thereafter on each subsequent Rate Adjustment Date using the applicable LIBOR in effect two (2) London Business Days prior to each Rate Adjustment Date, respectively.

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    © M&T Bank, 2020

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Rider and has been advised by counsel as necessary or appropriate.

IEC ELECTRONICS CORP.

By: /s/ Thomas L. Barbato

Name: Thomas L. Barbato

Title: Chief Financial Officer